Exhibit 99.1

NEWS RELEASE WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Announces Exchange Offer
for
Its 1.75% Convertible Senior Debentures due 2026 and
Its 2.625% Convertible Senior Debentures due 2025
Contact: Daniel A. Brailer, Vice President, Treasurer
and Investor Relations
WESCO International, Inc. (412) 454-4220, Fax: (412) 454-2477
PITTSBURGH, July 27, 2009 /PRNewswire-FirstCall/ — WESCO International, Inc. (NYSE: WCC), a leading provider of electrical MRO products, construction materials and advanced integrated supply procurement outsourcing services, announced today that it has commenced an exchange offer (the “Exchange Offer”) for its outstanding 1.75% Convertible Senior Debentures due 2026 (the “2026 Debentures”) and its 2.625% Convertible Senior Debentures due 2025 (the “2025 Debentures”).
Upon the terms and subject to the conditions of the Exchange Offer, the Company is offering to exchange $960 principal amount of its new 6.0% Convertible Senior Debentures due 2029 (the “2029 Debentures”) for each $1,000 principal amount of its 2026 Debentures, and $1,010 principal amount of its 2029 Debentures for each $1,000 principal amount of 2025 Debentures, provided that the maximum aggregate principal amount of 2029 Debentures that the Company will issue is $345,000,000 (the “Maximum Issue Amount”). The Company will also pay in cash accrued and unpaid interest on 2026 Debentures and 2025 Debentures accepted for exchange from the last applicable interest payment date to, but excluding, the date on which the exchange of 2026 Debentures and 2025 Debentures accepted for exchange is settled.
The aggregate principal amount of 2026 Debentures and 2025 Debentures that are accepted for exchange will be based on the acceptance priority for such series. The Company will accept for purchase (1) first, any and all of the 2026 Debentures validly tendered and not validly withdrawn and (2) second, the maximum aggregate principal amount of 2025 Debentures validly tendered and not validly withdrawn on a pro rata basis, such that the aggregate principal amount of 2029 Debentures issued in the Exchange Offer for 2026 Debentures and 2025 Debentures does not exceed the Maximum Issue Amount.
The Exchange Offer is subject to certain conditions, including that the registration statement relating to the Exchange Offer must be declared effective and not be subject to a stop order or any proceedings for that purpose. The Exchange Offer is also conditioned on a minimum aggregate principal amount of 2026 Debentures and 2025 Debentures being validly tendered and not validly withdrawn such that at least $100,000,000 aggregate principal amount of 2029 Debentures will be issued in the Exchange Offer.
The Exchange Offer will expire at midnight, New York City time, on August 21, 2009, unless extended or earlier terminated by the Company (the “Expiration Date”). Holders may withdraw their tendered 2026 Debentures and 2025 Debentures at any time prior to the Expiration Date. If the initial conversion price of the 2029 Debentures is determined to be the Minimum

Conversion Price (as defined below) because the Average VWAP (as defined below) otherwise would result in an initial conversion price of less than $26.25, the Company will extend the Exchange Offer until midnight, New York City time, on the second trading day following the previously scheduled Expiration Date to permit holders to tender or withdraw their 2026 Debentures or 2025 Debentures during those days.
Payment of all principal and interest (including contingent interest and additional interest, if any) payable on the 2029 Debentures will be unconditionally guaranteed by the Company’s subsidiary, WESCO Distribution, Inc. The 2029 Debentures will be the Company’s senior unsecured obligations, and the guarantee will be an unsecured senior subordinated obligation of WESCO Distribution, Inc.
The 2029 Debentures will be convertible into cash and, in certain circumstances, shares of our common stock pursuant to the terms of the 2029 Debentures. The initial conversion price will be equal to 125% of the “Average VWAP,” provided that the initial conversion price will in no event be less than $26.25 (the “Minimum Conversion Price”). The “Average VWAP” means the arithmetic average, as determined by the Company, of the Daily VWAP for each trading day during the ten trading day period ending on and including the scheduled Expiration Date for the Exchange Offer, rounded to four decimal places. The “Daily VWAP” for any trading day means the per share volume weighted average price of our common stock on that day as displayed under the heading Bloomberg VWAP on Bloomberg Page WCC.N<Equity>AQR (or its equivalent successor page if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume weighted average price is unavailable, the market price of one share of the Company common stock on such trading day determined, using a volume weighted average method, by a nationally recognized investment banking firm retained by the Company for this purpose). The initial conversion rate will be 1,000 divided by the initial conversion price, rounded to four decimal places. The maximum initial conversion rate is 38.0952 shares of the Company’s common stock per $1,000 principal amount of 2029 Debentures.
The Company has filed a registration statement (the “Registration Statement”) and a tender offer statement relating to the Exchange Offer with the SEC. The Registration Statement has not yet become effective and the 2029 Debentures may not be issued, nor may the Exchange Offer be consummated, prior to the time that the Registration Statement becomes effective.
Copies of the prospectus relating to the Exchange Offer, which is contained in the Registration Statement, and the related Letter of Transmittal will be made available to all holders of 2026 Debentures and 2025 Debentures and may be obtained from Global Bondholder Services Corporation, the Information Agent for the Exchange Offer, at (866) 470-1500 (U.S. toll free) or (212) 430-3774. The Lead Dealer Managers for the Exchange Offer are Goldman, Sachs & Co. and Barclays Capital Inc. The Co-Dealer Managers for the Exchange Offer are Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc. For additional information, you may contact Goldman, Sachs & Co. at (877) 686-5059 (U.S. toll free) or (212) 357-2992, or Barclays Capital Inc. at (800) 438-3242 (U.S. toll free) or (212) 528-7581. The prospectus contained in the Registration Statement and the related Letter of Transmittal will also be available free of charge at the SEC’s website at www.sec.gov or by contacting the Company’s Corporate Secretary at 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania 15219, telephone number (412) 454-2200.
Before any holder tenders 2026 Debentures or 2025 Debentures or otherwise makes any investment decision with respect to 2026 Debentures, 2025 Debentures, or 2029 Debentures, the holder is urged to read the prospectus relating to the Exchange Offer, which is contained in the

Registration Statement, and the other documents that the Company has filed with the SEC, including the documents that are incorporated by reference into the prospectus relating to the Exchange Offer, for more complete information about the Company and its subsidiaries.
This press release is neither an offer to sell nor a solicitation of an offer to buy any securities. There shall not be any exchange of the 2029 Debentures for 2026 Debentures or 2025 Debentures pursuant to the Exchange Offer in any jurisdiction in which such exchange would be unlawful prior to registration or qualification under the laws of such jurisdiction.
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WESCO International, Inc. (NYSE: WCC) is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation’s largest provider of integrated supply services. 2008 annual sales were approximately $6.1 billion. The Company employs approximately 6,400 people, maintains relationships with over 23,000 suppliers, and serves more than 115,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates seven fully automated distribution centers and approximately 400 full-service branches in North America and select international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.
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The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as the Company’s other reports filed with the Securities and Exchange Commission.